M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Virginia Sobol Vice President, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

Edison, New Jersey – July 31, 2008 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2008.

Recent highlights include:

-	Reported net income per diluted share of $0.28;

-	Reported funds from operations per diluted share of $0.93; and

-	Declared $0.64 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the second quarter 2008 equaled $18.3 million, or $0.28 per share, versus $51.1 million, or $0.75 per share, for the same quarter last year.  For the six months ended June 30, 2008, net income available to common shareholders equaled $33.3 million, or $0.51 per share, versus $69.7 million, or $1.04 per share, for the same period last year.

Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2008 amounted to $75.2 million, or $0.93 per share, versus $73.2 million, or $0.88 per share, for the quarter ended June 30, 2007.  For the six months ended June 30, 2008, FFO available to common shareholders amounted to $146.1 million, or $1.81 per share, versus $143.4 million, or $1.74 per share, for the same period last year.

Total revenues for the second quarter 2008 were $192.8 million as compared to $200.5 million for the same quarter last year.  For the six months ended June 30, 2008, total revenues amounted to $387.5 million, compared to $393.8 million for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 65,756,271 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 14,931,138 common operating partnership units outstanding as of June 30, 2008.  The Company had a total of 80,687,409 common shares/common units outstanding at June 30, 2008.

As of June 30, 2008, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of 5.74 percent.  The Company had a total market capitalization of $5.0 billion and a debt-to-undepreciated assets ratio of 40.6 percent at June 30, 2008.  The Company had an interest coverage ratio of 3.4 times for the quarter ended June 30, 2008.

Mitchell E. Hersh, president and chief executive officer, commented, "Despite what is clearly a challenging economic environment, we’re pleased to report strong leasing activity and increased occupancies.  We’re confident that Mack-Cali remains well-poised to navigate through this period and to capitalize on opportunities as they begin to emerge."

DIVIDENDS

In June, the Company’s Board of Directors declared a cash dividend of $0.64 per common share (indicating an annual rate of $2.56 per common share) for the second quarter 2008, which was paid on July 14, 2008 to shareholders of record as of July 3, 2008.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period April 15, 2008 through July 14, 2008.  The dividend was paid on July 15, 2008 to shareholders of record as of July 3, 2008.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 92.3 percent leased at June 30, 2008, as compared to 92.1 percent at March 31, 2008.

For the quarter ended June 30, 2008, the Company executed 158 leases totaling 1,287,422 square feet, consisting of 915,784 square feet of office space, 347,088 square feet of office/flex space and 24,550 square feet of industrial/warehouse space.  Of these totals, 412,114 square feet were for new leases and 875,308 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY:

-
Savvis Communications Corporation, a provider of hosting and application services, signed a five-year, 71,474 square-foot renewal at Harborside Financial Center Plaza 3 in Jersey City.  Plaza 3 is a 725,600 square-foot office building that is 99.2 percent leased.

-
Tullett Prebon Holdings Corp., a global inter-dealer broker and division of Tullett Prebon plc, signed a transaction totaling 100,759 square feet at 101 Hudson Street in Jersey City, representing an expansion of 37,387 square feet for 15 years, as well as a 12-year and seven month extension of 63,372 square feet.  101 Hudson is a 1,246,283 square-foot office building that is 100 percent leased.

-
Morgan Stanley & Co. Inc., a global financial services firm, signed a transaction totaling 27,289 square feet at 150 JFK Parkway in Short Hills, representing a 23,343 square-foot renewal for five years and three months, as well as a 3,946 square-foot expansion for seven years and four months.  The 247,476 square-foot office building is 100 percent leased.

-	Toyota Motor Credit Corporation, the U.S. financing arm of Toyota Financial Services, signed a 22,236 square-foot renewal at 4 Gatehall Drive in Parsippany for five years.

-
Also at 4 Gatehall Drive, Ericsson Inc., a provider of telecommunications equipment and related services, signed a new, five-year and two-month lease for 15,127 square feet.  The 248,480 square-foot office building is 95.7 percent leased.

-
Atlantic Inertial Systems, Inc., a provider of products and systems for aircraft, weapons and land systems applications, signed a six-year, 19,854 square-foot renewal at 20 Commerce Way in Totowa.  The 42,540 square-foot office/flex building is 100 percent leased.

IN CENTRAL NEW JERSEY:

-
DMJM Harris, Inc., the U.S. transportation flagship operation of AECOM Technology Corporation, signed a new 10-year lease for 59,652 square feet at 30 Knightsbridge Road - Building 5, in Piscataway.  The 332,607 square-foot office building is 80.8 percent leased.

-
Registrar & Transfer Company, a provider of securities transfer services, signed a transaction totaling 41,150 square feet at 10-12 Commerce Drive in Cranford, representing a 26,315 square-foot renewal for five years and a 14,835 square-foot expansion for seven years and two months.  The 72,260 square-foot office building is 95.1 percent leased.

-	A global engineering company signed a three-year renewal of 39,060 square feet at 200 Horizon Center Drive in Hamilton Township. The 45,770 square-foot office/flex building is 100 percent leased.

IN WESTCHESTER COUNTY, NEW YORK:

-
AFP Imaging Corporation, a provider of diagnostic imaging products, signed a 10-year renewal for 47,735 square feet at 250 Clearbrook Road in Elmsford.  The 155,000 square-foot office/flex building is 97.3 percent leased.

-
Bunge Management Services Inc., an international agribusiness and food company, signed transactions totaling 26,550 at two buildings in White Plains, consisting of an expansion of 7,050 square feet for four years and nine months at 50 Main Street and a one-year renewal of 19,500 square feet at 11 Martine Avenue.  11 Martine Avenue is a 180,000 square-foot office building and is 84.6 percent leased.

-
Also at 50 Main Street in White Plains, HQ Global Workplaces LLC, a provider of full service office rentals, signed a five-year renewal for 22,064 square feet.  The 309,000 square-foot office building is 99.4 percent leased.

-
Con-Way Freight Inc., a provider of freight transportation and logistics services, signed a five-year renewal for the entire 22,100 square-foot industrial/warehouse building located at 6 Warehouse Lane in Elmsford.

-
J.G.B. Health Facilities Corporation, an affiliate of The Jewish Guild for the Blind, signed a new seven-year lease for 12,010 square feet at 4 Executive Plaza in Yonkers.  The 80,000 square-foot office/flex building is 100 percent leased.

IN FAIRFIELD COUNTY, CONNECTICUT:

-
Basso Capital Management LP, a closed-end investment office, signed a transaction totaling 16,439 square feet at 1266 East Main Street in Stamford, representing a three-year and four-month expansion of 4,247 square feet as well as a one-year renewal of 12,192 square feet.  The 179,260 square foot office building is 76.8 percent leased.

IN SUBURBAN PHILADELPHIA:

-
A global engineering company signed two leases totaling 99,035 square feet at 224 and 228 Strawbridge Drive in Moorestown, New Jersey.  The transactions represent a seven-year lease for the entire 74,565 square foot office building located at 228 Strawbridge Drive, as well as a seven-year two-month lease for 24,470 square feet at 224 Strawbridge Drive, a 74,000 square-foot office building that is 98.4 percent leased.

-
Regal Wine Imports Inc., wholesale trader of wine and distilled beverages, signed a 10-year and three-month new lease for 25,895 square feet at 2 Commerce Drive in Moorestown, New Jersey.  The 49,000 square-foot office/flex building is 74.1 percent leased.

IN WASHINGTON, DC/MARYLAND:

-	McNamee, Hosea, Jernigan, Kim, Greenan & Walker, P.A., a law firm, signed a seven-year renewal for 12,119 square-feet at 6411 Ivy Lane in Greenbelt, Maryland.

-	Also at 6411 Ivy Lane, Lockheed Martin Corporation, a defense company, signed a two-year renewal for 11,331 square feet.

-	Additionally at 6411 Ivy Lane, Bacon, Thornton & Palmer LLP, a law firm, signed a 10-year renewal for 10,105 square feet. The 138,405 square-foot office building is 88.7 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2008 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.08.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2008, as follows:
Full Year
2008 Range
Net income available to common shareholders	$0.96 - $1.06
Add: Real estate-related depreciation and amortization	2.63
Funds from operations available to common shareholders	$3.59 - $3.69

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, July 31, 2008 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=1881586

The live conference call is also accessible by calling (913) 312-1511 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on July 31, 2008 through August 7, 2008.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 8322473.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2008 Form 10-Q:
http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.10q.08.pdf

Second Quarter 2008 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.08.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 294 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 33.7 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

		Quarter Ended
		June 30,
Revenues	2008	2007
Base rents	$148,087	$142,482
Escalations and recoveries from tenants	26,586	25,766
Construction services	11,305	23,469
Real estate services	3,227	4,959
Other income	3,588	3,854
Total revenues	192,793	200,530

Expenses
Real estate taxes	24,125	23,852
Utilities	19,660	15,329
Operating services	27,152	27,348
Direct construction costs	10,329	22,634
General and administrative	11,237	12,870
Depreciation and amortization	47,586	43,823
Total expenses	140,089	145,856
Operating income	52,704	54,674

Other (Expense) Income
Interest expense	(31,340)	(31,333)
Interest and other investment income	302	1,571
Equity in earnings (loss) of unconsolidated joint ventures	884	(1,696)
Minority interest in consolidated joint ventures	16	214
Gain on sale of marketable securities	471	--
Total other (expense) income	(29,667)	(31,244)
Income from continuing operations before
Minority interest in Operating Partnership	23,037	23,430
Minority interest in Operating Partnership	(4,193)	(4,197)
Income from continuing operations	18,844	19,233
Discontinued operations (net of minority interest):
Income from discontinued operations	--	598
Realized gains (losses) and unrealized losses
On disposition of rental property, net	--	31,747
Total discontinued operations, net	--	32,345
Net income	18,844	51,578
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$18,344	$51,078

PER SHARE DATA:
Basic earnings per common share	$ 0.28	$ 0.75

Diluted earnings per common share	$ 0.28	$ 0.75

Dividends declared per common share	$ 0.64	$ 0.64

Basic weighted average shares outstanding	65,423	67,799

Diluted weighted average shares outstanding	80,585	83,193

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

		Six Months Ended
		June 30,
Revenues	2008	2007
Base rents	$296,690	$282,039
Escalations and recoveries from tenants	52,310	51,986
Construction services	24,066	45,810
Real estate services	6,669	7,700
Other income	7,771	6,252
Total revenues	387,506	393,787

Expenses
Real estate taxes	48,161	47,322
Utilities	41,088	32,874
Operating services	53,125	51,974
Direct construction costs	22,983	43,545
General and administrative	22,332	23,940
Depreciation and amortization	95,308	85,274
Total expenses	282,997	284,929
Operating income	104,509	108,858

Other (Expense) Income
Interest expense	(63,800)	(62,269)
Interest and other investment income	858	3,188
Equity in earnings (loss) of unconsolidated joint ventures	(264)	(3,927)
Minority interest in consolidated joint ventures	139	441
Gain on sale of marketable securities	471	--
Total other (expense) income	(62,596)	(62,567)
Income from continuing operations before
Minority interest in Operating Partnership	41,913	46,291
Minority interest in Operating Partnership	(7,620)	(8,418)
Income from continuing operations	34,293	37,873
Discontinued operations (net of minority interest):
Income from discontinued operations	--	1,037
Realized gains (losses) and unrealized losses
On disposition of rental property, net	--	31,747
Total discontinued operations, net	--	32,784
Net income	34,293	70,657
Preferred stock dividends	(1,000)	(1,000)
Net income available to common shareholders	$33,293	$69,657

PER SHARE DATA:
Basic earnings per common share	$ 0.51	$ 1.04

Diluted earnings per common share	$ 0.51	$ 1.04

Dividends declared per common share	$ 1.28	$ 1.28

Basic weighted average shares outstanding	65,397	66,753

Diluted weighted average shares outstanding	80,547	82,220

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

		Quarter Ended
		June 30,
	2008	2007
Net income available to common shareholders	$18,344	$51,078
Add: Minority interest in Operating Partnership	4,193	4,197
Minority interest in discontinued operations	--	7,247
Real estate-related depreciation and amortization on continuing operations (1)	52,697	49,569
Real estate-related depreciation and amortization on discontinued operations	--	18
Deduct: Discontinued operations – Realized gains (losses) and
unrealized losses on disposition of rental property, net	--	(38,860)
Funds from operations available to common shareholders (2)	$75,234	$73,249

Diluted weighted average shares/units outstanding (3)	80,585	83,193

Funds from operations per share/unit – diluted	$ 0.93	$ 0.88

Dividends declared per common share	$ 0.64	$ 0.64

Dividend payout ratio:
Funds from operations-diluted	68.55%	72.69%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 1,792	$ 2,648
Tenant improvements and leasing commissions	$15,970	$10,049
Straight-line rent adjustments (4)	$ 1,584	$ 2,531
Amortization of (above)/below market lease intangibles, net (5)	$ 2,009	$ 1,024

(1) Includes the Company’s share from unconsolidated joint ventures of $5,166 and $5,905 for 2008 and 2007, respectively.

(2) Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (14,955 shares in 2008 and 15,191 shares in 2007), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $369 and $649 for 2008 and 2007, respectively.
(5) Includes the Company’s share from unconsolidated joint ventures of $417 and $399 for 2008 and 2007, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

		Six Months Ended
		June 30,
	2008	2007
Net income available to common shareholders	$33,293	$69,657
Add: Minority interest in Operating Partnership	7,620	8,418
Minority interest in discontinued operations	--	7,349
Real estate-related depreciation and amortization on continuing operations (1)	105,195	96,375
Real estate-related depreciation and amortization on discontinued operations	--	424
Deduct: Discontinued operations – Realized gains (losses) and
unrealized losses on disposition of rental property, net	--	(38,860)
Funds from operations available to common shareholders (2)	$146,108	$143,363

Diluted weighted average shares/units outstanding (3)	80,547	82,220

Funds from operations per share/unit – diluted	$ 1.81	$ 1.74

Dividends declared per common share	$ 1.28	$ 1.28

Dividend payout ratio:	70.57%	73.41%
Funds from operations-diluted

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 4,850	$ 5,137
Tenant improvements and leasing commissions	$28,132	$21,822
Straight-line rent adjustments (4)	$ 3,285	$ 7,240
Amortization of (above)/below market lease intangibles, net (5)	$ 3,984	$ 1,591

(1) Includes the Company’s share from unconsolidated joint ventures of $10,050 and $11,415 for 2008 and 2007, respectively.
(2) Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (14,970 shares in 2008 and 15,238 shares in 2007), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $686 and $1,446 for 2008 and 2007, respectively.
(5) Includes the Company’s share from unconsolidated joint ventures of $831 and $671 for 2008 and 2007, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

		Quarter Ended
		June 30,
	2008	2007
Net income available to common shareholders	$0.28	$0.75
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.65	0.60
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	--	(0.47)
Funds from operations available to common shareholders (2)	$0.93	$0.88

Diluted weighted average shares/units outstanding (3)	80,585	83,193

(1) Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.07 for 2008 and 2007, respectively.
(2) Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (14,955 shares in 2008 and 15,191 shares in 2007), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

		Six Months Ended
		June 30,
	2008	2007
Net income available to common shareholders	$0.51	$1.04
Add: Real estate-related depreciation and amortization on continuing operations (1)	1.31	1.17
Real estate-related depreciation and amortization on discontinued operations	--	0.01
Deduct: Discontinued operations – Realized gains (losses) and unrealized losses on disposition of rental property, net	--	(0.47)
Minority interest/rounding adjustment	(0.01)	(0.01)
Funds from operations available to common shareholders (2)	$1.81	$1.74

Diluted weighted average shares/units outstanding (3)	80,547	82,220

(1) Includes the Company’s share from unconsolidated joint ventures of $0.12 and $0.14 for 2008 and 2007, respectively.
(2) Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (14,970 shares in 2008 and 15,238 shares in 2007), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	June 30,	December 31,
	2008	2007
ASSETS:
Rental property
Land and leasehold interests	$728,560	$726,253
Buildings and improvements	3,775,929	3,753,088
Tenant improvements	410,150	397,132
Furniture, fixtures and equipment	8,888	8,956
	4,923,527	4,885,429
Less-accumulated deprec. & amort.	(965,864)	(907,013)
Net investment in rental property	3,957,663	3,978,416
Cash and cash equivalents	33,777	24,716
Marketable securities available for sale at fair value	--	4,839
Investments in unconsolidated joint ventures	179,831	181,066
Unbilled rents receivable, net	110,202	107,761
Deferred charges and other assets, net	227,342	246,386
Restricted cash	12,894	13,613
Accounts receivable, net	19,578	36,405

Total assets	$4,541,287	$4,593,202

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,633,079	$1,632,547
Revolving credit facility	293,000	250,000
Mortgages, loans payable and other obligations	308,268	329,188
Dividends and distributions payable	52,140	52,099
Accounts payable, accrued expenses and other liabilities	132,173	142,778
Rents received in advance and security deposits	52,835	51,992
Accrued interest payable	34,129	34,193
Total liabilities	2,505,624	2,492,797

Minority interests:
Operating Partnership	443,267	456,436
Consolidated joint ventures	1,295	1,414
Total minority interests	444,562	457,850
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
65,756,271 and 65,558,073 shares outstanding	657	656
Additional paid-in capital	1,885,794	1,886,467
Dividends in excess of net earnings	(320,350)	(269,521)
Accumulated other comprehensive income	--	(47)
Total stockholders’ equity	1,591,101	1,642,555

Total liabilities and stockholders’ equity	$4,541,287	$4,593,202